Exhibit 4.31

SABINE PASS LIQUEFACTION, LLC

__________________

THIRD SUPPLEMENTAL INDENTURE

Dated as of December 15, 2021

__________________

The Bank of New York Mellon,

as Trustee

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THIRD SUPPLEMENTAL INDENTURE dated as of December 15, 2021 between Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”) and The Bank of New York Mellon, as Trustee under the Indenture referred to below (the “Trustee”).

WHEREAS, the Company and the Trustee have entered into an indenture, dated as of December 15, 2021 (the “Original Indenture”, as supplemented by the First Supplemental Indenture dated as of December 15, 2021, the Second Supplemental Indenture dated as of December 15, 2021 and this Third Supplemental Indenture dated as of December 15, 2021 and any further amendments or supplements thereto, the “Indenture”), providing for the issuance of the Company’s 3.17% Senior Secured Notes due 2037;

WHEREAS, the Indenture provides for, among other things, that, subsequent to the execution of the Original Indenture, the Company and the Trustee may, without the consent of Holders of the 3.17% Senior Secured Notes due 2037 issued under the Original Indenture (the “Original 3.17% 2037 Notes”) or any other Notes, enter into one or more indentures supplemental to the Original Indenture to provide for the issuance of Additional Notes in accordance with Section 2.1 of Appendix A thereof and Exhibit F thereto;

WHEREAS, the Original Indenture provides that the terms and conditions of any Additional Notes may be established in one or more Supplemental Indentures approved pursuant to a Board Resolution;

WHEREAS, pursuant to a Board Resolution dated as of February 11, 2021, the Company has authorized the issuance of $135,000,000 aggregate principal amount of its 3.10% Senior Secured Notes due 2037;

WHEREAS, the Company has requested and hereby requests that the Trustee join in the execution of this Third Supplemental Indenture;

WHEREAS, pursuant to Section 9.01 of the Original Indenture, the Trustee is authorized to execute and deliver this Third Supplemental Indenture; and

WHEREAS, all things necessary to make this Third Supplemental Indenture a valid agreement of the parties and a valid supplement to the Original Indenture have been done.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Company and the Trustee hereby agree, for the equal and ratable benefit of all Holders, as follows:

ARTICLE 1
INTERPRETATION

Section 1.01    To Be Read With the Original Indenture.

This Third Supplemental Indenture is supplemental to the Original Indenture, and the Original Indenture and this Third Supplemental Indenture shall hereafter be read together and shall have effect, so far as practicable, with respect to the 3.10% 2037 Notes (as defined below) as if all the provisions of the Original Indenture and this Third Supplemental Indenture were contained in one instrument.

Section 1.02    Capitalized Terms.

All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Original Indenture.

ARTICLE 2
ADDITIONAL NOTES

Section 2.01    The Additional Notes

Pursuant to Section 2.1 of Appendix A of the Original Indenture, the Company hereby creates and issues a series of Notes designated as “3.10% Senior Secured Notes due 2037,” initially limited in aggregate principal amount to $135,000,000 (the “3.10% 2037 Notes”); provided that the Company may, at any time and from time to time, subject to compliance with the provisions of the Original Indenture, create and issue additional 3.10% 2037 Notes in an unlimited principal amount which will be part of the same series as the 3.10% 2037 Notes and which will have the same terms (except for the issue date, issue price and, in some cases, the first Payment Date) as the 3.10% 2037 Notes. The 3.10% 2037 Notes will have the same terms as the Original 3.17% 2037 Notes other than as provided in this Third Supplemental Indenture. All 3.10% 2037 Notes issued under the Indenture will, once issued, be considered Notes for all purposes thereunder and will be subject to and take the benefit of all the terms, conditions and provisions of the Indenture.

Section 2.02    Maturity Date

The maturity date of the 3.10% 2037 Notes is September 15, 2037.

Section 2.03    Form; Payment of Interest

(a) With respect to the 3.10% 2037 Notes, the references, in the Original Indenture, in Section 2.01 thereof and in the definition of “Definitive Note,” to Exhibit A-1, shall be to Exhibit A-1 attached to this Third Supplemental Indenture.

(b) With respect to the 3.10% 2037 Notes, the references in the Original Indenture to the “Payment Schedule” shall mean the Payment Schedule attached as Schedule I to Exhibit A-1 attached hereto.

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(c) The Company will pay interest on the 3.10% 2037 Notes in arrears on each Payment Date in accordance with the Payment Schedule attached as Schedule I to Exhibit A-1 attached hereto. Interest on the 3.10% 2037 Notes will accrue from the most recent Payment Date to which interest has been paid or, if no interest has been paid, from December 15, 2021. The first Payment Date with respect to the interest with respect to the 3.10% 2037 Notes shall be March 15, 2022.

Section 2.04    Execution and Authentication of the 3.10% 2037 Notes

The Trustee shall, pursuant to an Authentication Order, authenticate the 3.10% 2037 Notes.

ARTICLE 3
MISCELLANEOUS

Section 3.01    Ratification of the Indenture; Accession Agreement.

(a) The Original Indenture as supplemented by this Third Supplemental Indenture is in all respects ratified and confirmed, and this Third Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided.

(b) Each Holder of the 3.10% 2037 Notes, by its acceptance of the 3.10% 2037 Notes, ratifies and confirms the Accession Agreement, pursuant to which the Notes constitute additional New Secured Debt (as defined in the Accession Agreement) and Secured Debt that is pari passu with all other Secured Debt and secured by the Collateral equally and ratably with all other Secured Debt.

Section 3.02    Governing Law.

THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS THIRD SUPPLEMENTAL INDENTURE, THE 3.10% 2037 NOTES AND ANY NOTE GUARANTEES RELATED TO THE 3.10% 2037 NOTES WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF OTHER THAN SECTION 5‑1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

Section 3.03    Counterpart Originals.

The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy will be an original, but all of them together represent the same agreement. The exchange of copies of this Third Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “pdf” or “tif”) transmission shall constitute effective execution and delivery of this Third Supplemental Indenture as to the parties hereto and may be used in lieu of the original Third Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “pdf” or “tif”) shall be deemed to be their original signatures for all purposes. This Third Supplemental Indenture, the Trustee’s certificate of authentication on the 3.10% 2037 Notes, and any other document delivered in connection with this Third Supplemental Indenture or the issuance and delivery of the 3.10% 2037 Notes may be
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signed by or on behalf of the Company and the Trustee by manual, pdf or other electronically imaged signature.

Section 3.04    Table of Contents, Headings, etc.

The Table of Contents and Headings of the Articles and Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and will in no way modify or restrict any of the terms or provisions hereof and will not affect the construction hereof.

Section 3.05    The Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture or the 3.10% 2037 Notes or for or in respect of the recitals contained herein and in the 3.10% 2037 Notes, all of which recitals are made solely by the Company.

[Signatures on following page]

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SIGNATURES

Dated as of December 15, 2021

SABINE PASS LIQUEFACTION, LLC

By:	/s/ Matthew Healey
Name:	Matthew Healey
Title:	Vice President, Finance and Planning

THE BANK OF NEW YORK MELLON, as Trustee
By:	/s/ Michael D. Commisso
Name:	Michael D. Commisso
Title:	Vice President

[Signature Page to Supplemental Indenture]

EXHIBIT A-1 [Face of Note]
[Face of Note]

CUSIP:[ ]

3.10% Senior Secured Notes due 2037
No. _____	$ _________

SABINE PASS LIQUEFACTION, LLC

promises to pay to ________ or registered assigns, the principal sum of ___________________________________________ DOLLARS and interest thereon in the pro rata amounts and on the Payment Dates provided for under Schedule I hereto.

Payment Dates: March 15 and September 15, commencing March 15, 2022

Record Dates: March 1 and September 1

Dated: December 15, 2021

SABINE PASS LIQUEFACTION, LLC

By:
Name:
Title:

This is one of the Notes referred to in the within-mentioned Indenture:
THE BANK OF NEW YORK MELLON, as Trustee
By: ______________________________
Authorized Signatory

[Back of Note]
3.10% Senior Secured Notes due 2037

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

(1) PRINCIPAL AND INTEREST. Sabine Pass Liquefaction, LLC, a Delaware limited liability company (the “Company”), promises to make payments of principal and interest in the pro rata amounts and on the Payment Dates provided for under Schedule I hereto. Interest on the Notes will accrue from the most recent Payment Date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Payment Date, interest shall accrue from such next succeeding Payment Date; provided further that the first Payment Date shall be March 15, 2022. The Company will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal, interest and premium thereon, if any, from time to time on demand at a rate that is 0.5% per annum in excess of the rate then in effect to the extent lawful; it will pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

(2) METHOD OF PAYMENT. The Company will make payments (except defaulted interest) to the Persons who are registered Holders of Notes at the close of business on the March 1 or September 1 next preceding the Payment Date, even if such Notes are canceled after such record date and on or before such Payment Date, except as provided in Section 2.13 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal and premium, if any, and interest at the office or agency of the Paying Agent or Registrar maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest, if any, may be made by check mailed to the Holders at their addresses set forth in the register of Holders; provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium, if any, on, all Global Notes and all other Notes the Holders of which will have provided wire transfer instructions to the Company or the Paying Agent. Such payment will be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

(3) PAYING AGENT AND REGISTRAR. Initially, The Bank of New York Mellon, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

(4) INDENTURE AND SECURITY DOCUMENTS. The Company issued the Notes under an Indenture dated as of December 15, 2021, as supplemented by a first supplemental indenture dated as of December 15, 2021, a second supplemental indenture dated as of December 15, 2021 and a third supplemental indenture dated as of December 15, 2021 (the “Indenture”) between the Company and the Trustee. The terms of the Notes include those stated in the Indenture. The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. The Notes are secured obligations of the Company. The Notes are secured by a pledge of Collateral (as defined in the Indenture) pursuant to the Security Documents referred to in the Indenture. The Indenture does not limit the aggregate principal amount of Notes that may be issued thereunder.

(5) OPTIONAL REDEMPTION.

At any time or from time to time prior to March 15, 2037, the Company may, at its option, redeem all or a part of the 3.10% 2037 Notes at a redemption price equal to the Optional Redemption Price (subject to the right of Holders of record on the relevant record date to receive interest due on a payment date that is on or prior to the redemption date, without duplication).

“Optional Redemption Price” with respect to any 3.10% 2037 Notes to be redeemed, means an amount equal to the greater of:

(1)100% of the principal amount of such 3.10% 2037 Notes; and

(2)the Discounted Value of such 3.10% 2037 Notes;

plus, in the case of both (1) and (2), accrued and unpaid interest on such 3.10% 2037 Notes, if any, to the redemption date.

“Called Principal” means, with respect to any 3.10% 2037 Note, the principal of such 3.10% 2037 Note that is to be prepaid or has become or is declared to be immediately due and payable, as the context requires.

“Discounted Value” means, with respect to the Called Principal of any 3.10% 2037 Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the 3.10% 2037 Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.

“Remaining Scheduled Payments” means, with respect to the Called Principal of any 3.10% 2037 Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the 3.10% 2037 Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date.
“Reinvestment Yield” means, with respect to the Called Principal of any 3.10% 2037 Note, the sum of (x) 0.50% and (y) the yield to maturity implied by the yield(s) reported as of 10:00 a.m. (New York City time) on the second (2nd) Business Day preceding the Settlement

Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on-the-run U.S. Treasury securities (“Reported”) having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there are no such U.S. Treasury securities Reported having a maturity equal to such Remaining Average Life, then such implied yield to maturity will be determined by (a) converting U.S. Treasury bill quotations to bond equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between the yields Reported for the applicable most recently issued actively traded on-the-run U.S. Treasury securities with the maturities (1) closest to and greater than such Remaining Average Life and (2) closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the 3.10% 2037 Note.

If such yields are not Reported or the yields Reported as of such time are not ascertainable (including by way of interpolation), then “Reinvestment Yield” means, with respect to the Called Principal of any 3.10% 2037 Note, the sum of (x) 0.50% and (y) the yield to maturity implied by the U.S. Treasury constant maturity yields reported, for the latest day for which such yields have been so reported as of the second (2nd) Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for the U.S. Treasury constant maturity having a term equal to the Remaining Average Life of such Called Principal as of such Settlement Date. If there is no such U.S. Treasury constant maturity having a term equal to such Remaining Average Life, such implied yield to maturity will be determined by interpolating linearly between (1) the U.S. Treasury constant maturity so reported with the term closest to and greater than such Remaining Average Life and (2) the U.S. Treasury constant maturity so reported with the term closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the 3.10% 2037 Note.

“Remaining Average Life” shall mean, with respect to any Called Principal, the number of years obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (1) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (2) the number of years, computed on the basis of a 360‑day year composed of twelve 30‑day months calculated to two decimal places, that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.

“Settlement Date” means, with respect to the Called Principal of a 3.10% 2037 Note, the date on which such Called Principal is to be redeemed or has become or is declared to be immediately due and payable.

The notice of redemption with respect to the foregoing redemption need not set forth the Optional Redemption Price but only the manner of calculation thereof. The Company will notify the Trustee of the Optional Redemption Price with respect to any redemption promptly after the calculation, and the Trustee shall not be responsible for such calculation.

At any time on or after March 15, 2037, the Company may, at its option, redeem all or a part of the 3.10% 2037 Notes at a redemption price equal to 100% of the principal amount of the 3.10% 2037 Notes to be redeemed, plus accrued and unpaid interest to the redemption date

(subject to the right of holders of record on the relevant record date to receive interest due on an interest payment date that is on or prior to the redemption date, without duplication).

(6) MANDATORY REDEMPTION.

The Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

(7) REPURCHASE AT THE OPTION OF HOLDER.

(a) Upon the occurrence of a Change of Control, the Company will make an offer (a “Change of Control Offer”) of payment (a “Change of Control Payment”) to each Holder to repurchase all or any part (equal to $100,000 and integral multiples of $1,000 in excess thereof) of that Holder’s Notes at a purchase price in cash equal to not less than 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest, if any, to the date of repurchase (the “Change of Control Payment Date,” which date will be no earlier than the date of such Change of Control). No later than 30 days following any Change of Control, the Company will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

(b)The Company will be required to make Asset Sale Offers, Excess Proceeds Offers and Project Document Termination Payment Offers to the extent provided in Sections 4.09, 4.14 and 4.19, respectively, of the Indenture.

(8) NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 10 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction or discharge of the Indenture. Notes in denominations larger than $100,000 may be redeemed in part but only in whole multiples of $1,000 in excess thereof, unless all of the Notes held by a Holder are to be redeemed.

(9) DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $100,000 and integral multiples of $.01 in excess thereof. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Payment Date.

(10) PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

(11) TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

(12) NO RECOURSE AGAINST OTHERS. No past, present or future director, manager, officer, employee, incorporator, member, partner or stockholder of the Company or any Guarantor (including the General Partner and the Parent), as such, will have any liability for any obligations of the Company or the Guarantors under the Notes, the Indenture, the Note Guarantees, the Security Documents, the Financing Documents or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

(13) AUTHENTICATION. This Note will not be valid until authenticated by the manual, PDF or other electronically imaged signature of the Trustee or an authenticating agent.

(14) ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

(15) CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes, and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption, and reliance may be placed only on the other identification numbers placed thereon.

(16) GOVERNING LAW. THE LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THE INDENTURE, THIS NOTE AND THE NOTE GUARANTEES.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

Sabine Pass Liquefaction, LLC
c/o Cheniere Energy, Inc.
700 Milam Street, Suite 1900
Houston, TX 77002
Attention: Treasurer

Schedule I

PAYMENT SCHEDULE

Date	Principal Payment	Interest Payment	Total Payment	Outstanding Principal
3/15/2022	-	$1,046,250	$1,046,250	$135,000,000
9/15/2022	-	$2,092,500	$2,092,500	$135,000,000
3/15/2023	-	$2,092,500	$2,092,500	$135,000,000
9/15/2023	-	$2,092,500	$2,092,500	$135,000,000
3/15/2024	-	$2,092,500	$2,092,500	$135,000,000
9/15/2024	-	$2,092,500	$2,092,500	$135,000,000
3/15/2025	-	$2,092,500	$2,092,500	$135,000,000
9/15/2025	$4,088,700	$2,092,500	$6,181,200	$130,911,300
3/15/2026	$4,152,075	$2,029,125	$6,181,200	$126,759,225
9/15/2026	$4,216,432	$1,964,768	$6,181,200	$122,542,793
3/15/2027	$4,281,787	$1,899,413	$6,181,200	$118,261,006
9/15/2027	$4,348,154	$1,833,046	$6,181,200	$113,912,852
3/15/2028	$4,415,551	$1,765,649	$6,181,200	$109,497,301
9/15/2028	$4,483,992	$1,697,208	$6,181,200	$105,013,309
3/15/2029	$4,553,494	$1,627,706	$6,181,200	$100,459,816
9/15/2029	$4,624,073	$1,557,127	$6,181,200	$95,835,743
3/15/2030	$4,695,746	$1,485,454	$6,181,200	$91,139,997
9/15/2030	$4,768,530	$1,412,670	$6,181,200	$86,371,467
3/15/2031	$4,842,442	$1,338,758	$6,181,200	$81,529,025
9/15/2031	$4,917,500	$1,263,700	$6,181,200	$76,611,524
3/15/2032	$4,993,721	$1,187,479	$6,181,200	$71,617,803
9/15/2032	$5,995,415	$1,110,076	$7,105,491	$65,622,388
3/15/2033	$6,088,344	$1,017,147	$7,105,491	$59,534,044
9/15/2033	$6,182,713	$922,778	$7,105,491	$53,351,331
3/15/2034	$6,278,545	$826,946	$7,105,491	$47,072,785
9/15/2034	$6,375,863	$729,628	$7,105,491	$40,696,923
3/15/2035	$6,474,689	$630,802	$7,105,491	$34,222,234
9/15/2035	$6,575,046	$530,445	$7,105,491	$27,647,187
3/15/2036	$6,676,960	$428,531	$7,105,491	$20,970,228
9/15/2036	$6,780,452	$325,039	$7,105,491	$14,189,775
3/15/2037	$6,885,549	$219,942	$7,105,491	$7,304,226
9/15/2037	$7,304,226	$113,216	$7,417,441	$0

ASSIGNMENT FORM

To assign this Note, fill in the form below:

(I) or (we) assign and transfer this Note to:
(Insert assignee’s legal name)

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)
and irrevocably
appoint to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date: ___________

Your Signature: ____________________________
(Sign exactly as your name appears on the face of this Note)

Signature Guarantee*: ___________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE

If you want to elect to have this Note purchased by the Company pursuant to Section 4.09, 4.13, 4.14 or 4.19 of the Indenture, check the appropriate box below:

□ Section 4.09 □ Section 4.13 □ Section 4.14 □ Section 4.19

If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.09, 4.13, 4.14 or 4.19 of the Indenture, state the amount you elect to have purchased:

$_____________

Date: ___________

Your Signature: ____________________________
(Sign exactly as your name appears on the face of this Note)

Tax Identification No: _______________________

Signature Guarantee*: ___________________

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTEREST IN THE GLOBAL NOTE

The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

Date of Exchange	Amount of decrease in Principal Amount [at maturity] of this Global Note	Amount of increase in Principal Amount [at maturity] of this Global Note	Principal Amount [at maturity] of this Global Note following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian